First National Community Bancorp, Inc. Annual Meeting of Shareholders December 23, 2013

Welcome FNCB Shareholders 2 STEVEN R. TOKACH PRESIDENT & CHIEF EXECUTIVE OFFICER

2013 Annual Meeting Agenda • Introduction of Management, Directors and Guests • Present Meeting Notice and Proxy • Review Rules of Conduct • Report of Judge of Election • Establish that a Quorum Exists • Review Annual Meeting Proposals • Voting • Overview of Voting Results • Formal Meeting Adjourned • Management Presentation and Q&A to Follow 3

Nominees for Board of Directors Dominick L. DeNaples Chairman Michael J. Cestone, Jr. Board Secretary Joseph Coccia Louis DeNaples , Sr. Dr. Louis A. DeNaples , Jr. Chairman – Compensation Committee; Member – Corporate Governance Committee Joseph J. Gentile Member – Audit, Compensation and Corporate Governance Committees Thomas J. Melone , CPA Chairman – Audit Committee; Member – Compensation and Corporate Governance Committees John P. Moses, Esquire Chairman – Corporate Governance Committee; Member – Audit and Compensation Committees Steven R. Tokach 4

Senior Management Team 5 Steven R. Tokach President and CEO Jerry A. Champi Chief Operating Officer James M. Bone, Jr., CPA Chief Financial Officer Joseph J. Earyes, CPA Chief Retail Banking & Operations Officer Brian C. Mahlstedt Chief Lending Officer Cathy J. Conrad Credit Administration Officer Mary Griffin Cummings, Esquire General Counsel Lisa L. Kinney Retail Lending Officer Donald H. Ryan Human Resources Officer Mary Ann Gardner Compliance Officer Ronald S. Honick, Jr., CPA Audit Manager

Company Guests McGladrey LLP – Independent Registered Accounting Firm Larry Carboni Drinker Biddle & Reath, LLP – Securities Counsel Stephen Burdumy Casteel Schoenborn – Investor Relations Firm Lynn Casteel Registrar & Transfer Co. – Stock transfer company David Rillera Invest Financial Corporation Chris Dimattio 6

Introduction of Meeting Secretary Mary Griffin Cummings General Counsel 7

Annual Meeting Rules of Conduct • Please comply with distributed rules of conduct • Please refrain from using electronic devices • Only proposals and nominations submitted in accordance with the Company’s Bylaws will be considered • Only shareholders of record may address the meeting • Please hold all comments and questions until question and answer period • Please limit remarks and questions to matters which are relevant to the Company 8

Annual Meeting Voting Procedures • Shares will be voted in the manner you have specified in your proxy • Voting on the matters to be considered at this meeting will be by ballot • Unless changing your vote or unless you have not yet voted, it is not necessary to submit a paper ballot at this meeting 9 Report of Judge of Election

The Board Recommends 10 2013 Annual Meeting Proposals The Board recommends that you vote: 1. Election of Directors Class A – Term Expires 2014 Michael J. Cestone, Jr. Joseph J. Gentile Louis A. DeNaples FOR FOR FOR Class B – Term Expires 2015 Louis A. DeNaples, Jr. Thomas J. Melone Steven R. Tokach FOR FOR FOR Class C – Term Expires 2016 Joseph Coccia Dominick L. DeNaples, Chairman John P. Moses FOR FOR FOR 2. To approve the compensation of the Company’s named executive officers (referred to as the Company’s 2013 say - on - pay proposal) FOR 3. To approve the frequency of solicitation of advisory shareholder approval on executive compensation (referred to as the Company’s 2013 say - on - frequency proposal) FOR ONE (1) YEAR 4. To approve the proposed 2013 Long - Term Incentive Plan FOR 5. To ratify the appointment of McGladrey LLP, Certified Public Accountants as the Company’s independent registered public accounting firm for the year ending December 31, 2013 FOR

The Board Recommends 10 2013 Annual Meeting Proposals The Board recommends that you vote: 1. Election of Directors Class A – Term Expires 2014 Michael J. Cestone, Jr. Joseph J. Gentile Louis A. DeNaples FOR FOR FOR Class B – Term Expires 2015 Louis A. DeNaples, Jr. Thomas J. Melone Steven R. Tokach FOR FOR FOR Class C – Term Expires 2016 Joseph Coccia Dominick L. DeNaples, Chairman John P. Moses FOR FOR FOR 2. To approve the compensation of the Company’s named executive officers (referred to as the Company’s 2013 say - on - pay proposal) FOR 3. To approve the frequency of solicitation of advisory shareholder approval on executive compensation (referred to as the Company’s 2013 say - on - frequency proposal) FOR 4. To approve the proposed 2013 Long - Term Incentive Plan FOR 5. To ratify the appointment of McGladrey LLP, Certified Public Accountants as the Company’s independent registered public accounting firm for the year ending December 31, 2013 FOR

First National Community Bancorp, Inc. Management Presentation December 23, 2013 Steven R. Tokach President and CEO 11

Forward - Looking Statements This communication contains forward - looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties an d other factors (some of which are beyond the Company’s control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward - looking statements . Such risks, uncertainties and other factors that could cause actual results and experience to differ include, but are not lim ite d to, the following: the strength of the United States economy in general and the strength of the local economies in the Company’s markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Bo ard of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development o f and acceptance of new products and services; the ability of the Company to compete with other institutions for business; the composition and concentrations of the Company’s lending risk and the adequacy of the Company’s reserves to manage those risks; the valuation of the Company’s investment securities; the ability of the Company to pay dividends or repurchase common shares; the ability of the Company to retain key personnel; the impact of any pending or threatened litigation against the Company; the marketability of shares of the Company and fluctuations in the value of the Company’s share price; the impact of the Company’s ability to comply with its regulatory agreements and orders; the effectiveness of the Company’s system of inter nal controls; the ability of the Company to attract additional capital investment; the impact of changes in financial services’ l aws and regulations (including laws concerning taxes, banking, securities, capital adequacy and insurance); the impact of technologic al changes and security risks upon the Company’s information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of the Company at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission . The Company cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to pl ace undue reliance on any forward - looking statements, which reflect management’s analysis only as of the date of this release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake to update any forward - looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company to reflect events or circumstances occurring after the date of this release. Readers should carefully review the risk factors d esc ribed in the Annual Report and other documents that the Company periodically files with the Securities and Exchange Commission, including its Form 10 - K for the year ended December 31, 2012. 12

First National Community Bancorp, Inc. 13 September 30, 2013 Single Bank Holding Company, First National Community Bank, with $978.5 million in assets • Headquartered in Dunmore, PA • 21 locations in four Northeastern Pennsylvania counties • In addition to community banking services, we provide wealth management services to individuals, businesses, non - profits and municipalities. Trades on the OTC under the symbol “FNCB”

Progress Meeting Regulatory Provisions The Company and the Bank have made significant efforts to comply with each of the provisions of the Consent Order and the Written Agreement. Based on their discussions with the OCC and the Federal Reserve Bank and their efforts to date, the Company and the Bank believe they have made substantial progress towards compliance, with certain of the requirements of the Order and Agreement, but, as of today, neither the Company nor the Bank is yet in full compliance with all of the requirements. 14

Strengthened Leadership • Management Enhanced with a New Organizational Structure • Strong, Capable and Experienced Management Team in Place • Internal Policies, Procedures and Controls Have Been Enhanced • Board of Directors Engaged in Active Oversight of Management 15

Financial Reporting Status October 2010 – Financial Restatement Announced • Initiated the Process of Restating Prior Period Financial Statements December 2010 – Strengthened External Audit Relationship • McGladrey LLP was Appointed Independent Registered Accounting Firm December 2011 – Financial Restatement completed • December 31, 2009 10 - K, March 31, 2010 10 - Q and June 30, 2010 10 - Q detailing restated financial statements filed with SEC August 2012 - Remaining SEC Filings Completed – Return to Current Status • 10 - Q for September 30, 2010 and 10 - K for December 31, 2010 filed in April 2012 • 10 - Q’s for March 31, 2011, June 30, 2011, and September 30, 2011 and 10 - K for December 31, 2011 filed in August 2012 • 10 - Q’s for March 31, 2012 and June 30, 2012 filed in August 2012 bringing all SEC filings to a current filing status All Subsequent Financial Regulatory Filings completed in a timely manner 16

Balance Sheet and Operational Strategies Management focused on the following: • Aggressively addressed problem assets • Enhanced credit administration policy and practices • De - risked and de - leveraged the balance sheet (from 2010 to present) • Enhanced financial reporting and best practices • Enhanced ALCO and liquidity management • Improved internal and external audit functions • Enhanced risk management framework 17

First National Community Bancorp, Inc. Thanks to our Stakeholders 18

Strong Market Share

- 4th highest market share in combined area of Lackawanna, Luzerne and Wayne counties
- Highly competitive to banks large and small
- Strongest market share among banks headquartered in our market
- 6.8% market share as of June 30, 2013. (latest information available)

Market Share Rank	Company Name	Total # of Branches in US	# of Branches in FNCB's Footprint	Deposits in FNCB's Footprint($000)	Deposit Market Share in FNCB's Footprint	Headquarters Location
1	PNC Financial Services Group, Inc.	2,944	34	2,671,514	22.3%	Pittsburgh, PA
2	Wells Fargo & Company	6,293	15	1,116,251	9.3%	San Francisco, CA
3	M&T Bank Corporation	758	15	973,230	8.1%	Buffalo, NY
4	**First National Community Bancorp, Inc.**	**19**	**19**	**813,566**	**6.8%**	**Dunmore, PA**
5	Penseco Financial Services Corporation	14	12	683,457	5.7%	Scranton, PA
6	NBT Bancorp Inc.	163	23	657,242	5.5%	Norwich, NY
7	Community Bank System, Inc.	184	17	633,221	5.3%	De Witt, NY
8	Royal Bank of Scotland Group Plc	1,524	10	530,728	4.4%	Edinburgh, Scotland
9	Fidelity D & D Bancorp, Inc.	14	14	519,525	4.3%	Dunmore, PA
10	Honat Bancorp, Inc.	10	7	389,617	3.3%	Honesdale, PA

FNCB
Simply a better bank.

Source: FDIC Summary of Deposits, Deposit Market Share Report as of June 30, 2013
FNCB's Footprint = Lackawanna, Luzerne and Wayne counties in Pennsylvania

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Simply a Better Bank 20

Financial Review 21

First National Community Bancorp, Inc. Summary Financial Results 22 Interest Income $ 24,566 $ 37,027 Interest Expense 5,487 9,218 Net Interest Income 19,079 27,809 Provision (credit) for Loan and Lease Losses (2,358) 4,065 Non-Interest Income 7,155 4,283 Non-Interest Expense 24,281 41,711 Net Income (loss) $ 4,338 $ (13,711) EPS $ 0.26 $ (0.83) Nine months ended September 30, 2013 For the year ended December 31, 2012 (Unaudited) (Audited)

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Capital Ratios (First National Community Bank) 27 (1) Leverage Ratio = Tier 1 capital to average assets (2) Total RBC (risk - based capital) = Total risk - based capital to risk - weighted assets (3) Represents capital ratios to be considered well capitalized under FDIC Prompt Corrective Action . The OCC Consent Order requires Bank to achieve and maintain a 9 % Leverage ratio and a 13 % Total RBC ratio .

Asset Quality Summary 28 NPA = Non - performing assets which are comprised of non - accrual loans, loans past due 90 days or more and still accruing and Other Real Estate Owned ( OREO) LLR = Loan Loss Reserve or Allowance for Loan and Leases Losses

Loan Delinquency & Reserves The loan loss reserve (LLR), or Allowance for Loan and Lease Losses, and the level of delinquent loans are both presented relative to gross loans . The LLR is the amount which has been set aside by management for future loan losses . The level of non - current loans and their anticipated recovery influences the size and additions to the LLR . Delinquent loans include loans that are past due 30 days or longer and those loans that have been placed on non - accrual status . 29

Net Charge - offs (Recoveries) % of Average Loans 30

Efficiency Ratio The Efficiency Ratio is a common measurement of a bank’s productivity at producing revenues through both interest and non - interest sources . The ratio is computed by dividing non - interest expense by the sum of net interest income and non - interest income . Generally, the lower the ratio, the more efficient the bank . Care must be taken, however, to account for the types of businesses in which the bank is involved as some activities may require more overhead . 31

Looking Forward: Building on our Progress 32

Near - Term Strategic Priorities • Continue adding high - quality, earning assets • Grow non - interest income through better management of existing fees and service charges, wealth management services revenue, and implementing new sources of revenue • Grow deposits through relationship building • Proactively strive to pay shareholder dividends based on earnings, capital, and elimination of regulatory restrictions . • Investing in employee development • Continuous enhancement of customer service experience • Improve both operational and financial efficiency 33

Bank Strengths • Strong Deposit Share in Primary Markets of Lackawanna, Luzerne and Wayne counties • Diversified Loan Portfolio with strong growth in 2013 • Solid and Stable Asset Quality Metrics • Bank’s capital levels exceed standard “well - capitalized” metrics • Dedicated Management Team • Committed to Prudent Growth as an Independent Community Bank 34

Thank You For Attending the 2013 Annual Meeting of Shareholders Management Q&A 35